Exhibit 99.1

BioSpecifics Technologies Corp. Announces Approval of XIAPEX®for
Treatment of Dupuytren’s Contracture in Europe

LYNBROOK, NY – March 1, 2011 - BioSpecifics Technologies Corp. (NASDAQ: BSTC; “BioSpecifics”), a biopharmaceutical company developing first in class collagenase-based products, today announced that Pfizer Inc. (“Pfizer”) received approval from the European Medicines Agency (“EMA”) to market XIAPEX (collagenase clostridium histolyticum) in Europe for the treatment of Dupuytren’s contracture, a debilitating disorder resulting from excessive collagen deposition that causes contractures of the fingers, and is expected to be available for use in some European markets later this year.

“This approval is a significant milestone for XIAPEX, and we look forward to its commercial success in this important market,” commented Thomas L. Wegman, President of BioSpecifics.

BioSpecifics’ strategic partner, Auxilium Pharmaceuticals, Inc. (“Auxilium”), markets collagenase clostridium histolyticum as XIAFLEX® for Dupuytren’s contracture in the United States, and sub-licensed Pfizer the rights to market XIAPEX for Dupuytren's contracture and Peyronie's disease in 27 member countries of the European Union and 19 other European and Eurasian countries.

Under the terms of the strategic alliance agreement between Pfizer and Auxilium, BioSpecifics receives 8.5% of any milestone payments received by Auxilium from Pfizer, in addition to milestone payments due to BioSpecifics under its separate agreement with Auxilium. A milestone payment from Auxilium is due to BioSpecifics based on the first commercial sale in the UK, France, Germany, and Spain. BioSpecifics will also continue to receive low double-digit royalties on sales, independent of indication, territory, sales volume and whether Auxilium or Pfizer sells the product. In addition, BioSpecifics will receive a markup on the cost of goods sold.

About Dupuytren’s Contracture

Dupuytren’s contracture is caused by an abnormal accumulation of collagen in the palm characterized by the formation of nodules or lumps in the early stages. As the disease progresses, a cord is formed and the fingers may become progressively contracted.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for twelve clinical indications, three of which include: Dupuytren's contracture, Peyronie's disease, and frozen shoulder (adhesive capsulitis). Auxilium markets XIAFLEX in the U.S. for the treatment of Dupuytren's contracture. Pfizer is responsible for marketing XIAPEX in Europe. More information about BioSpecifics may be found on its website at www.biospecifics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Any statements regarding BioSpecifics’ strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, its expected revenue growth, and any other statements containing the words “believes,” “expects,” “anticipates,” “plans,” “estimates” and similar expressions, are forward-looking statements. There are a number of important factors that could cause its actual results to differ materially from those indicated by such forward-looking statements, including the statements made by BioSpecifics regarding the success of the commercialization of XIAPEX in Europe by Pfizer; the timing and amount of milestone and royalty payments due to BioSpecifics from Auxilium resulting from the commercialization of XIAPEX in Europe by Pfizer; and other risk factors identified in BioSpecifics’ Form 10-K for the year ended December 31, 2009 and its reports on Form 8-K filed with the SEC. All forward-looking statements included in this press release are made as of the date hereof, and BioSpecifics assumes no obligation to update these forward-looking statements.

Contact:
BioSpecifics Technologies Corp.
Thomas L. Wegman, President
(516) 593-7000
thomas_wegman@biospecifics.com